                                                                    Exhibit 10.7
                                                                    ============


            Stock Purchase Agreement and Joint Escrow Instructions
            ======================================================


     This STOCK PURCHASE AGREEMENT AND JOINT ESCROW INSTRUCTIONS ("Agreement") is made and entered into effective the 14/th/ day of November, 2000, by and between KAISER VENTURES INC., a Delaware corporation ("Kaiser") and Cucamonga County Water District, a California county water district (the "District"). Kaiser and the District are sometimes individually referred to in this Agreement as a "Party" or collectively as "Parties".

                                    Recitals

     A. Kaiser owns or will own as of the Closing Date 8,057.025 shares of the common stock of Fontana Union Water Company, a California mutual water company, (the "Shares"), of which 7,632.625 are leased to pursuant to that certain Lease of Corporate Shares Coupled With Irrevocable Proxy dated as of July 1, 1993, between Kaiser (then called Kaiser Steel Resources Inc.) and the District (the "CCWD Lease").

     B. The Parties desire to enter this Agreement and to pursue the transaction contemplated hereby pursuant to which the District will purchase the Shares from Kaiser (the "Stock Transaction").

     C. In connection with Stock Transaction, the Parties also desire to fully settle and release all claims arising of the CCWD Lease including all claims a part of or relating to that certain case in San Bernardino Superior Court, Case No. RCV 21135, entitled Fontana Water Resources, Inc., a corporation, Plaintiff, vs. Cucamonga County Water District, Defendant, and the reference proceeding, which constitutes a part of said case (collectively the "CCWD Lease Litigation").

     NOW, THEREFORE, for and in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the parties hereto agree as follows:


SECTION 1. Purchase and Sale of Shares. Subject to the terms and conditions of this Agreement, on the Closing Date as defined below, the District shall purchase from Kaiser, and Kaiser shall sell to the District, the Shares.


SECTION 2. Purchase Price and Payment Terms. The net purchase price payable by the District to Kaiser for the Shares shall be $10,860.088 for each of the Shares for a total purchase price of $87,500,000 (the "Purchase Price"). The Purchase Price shall be paid to Kaiser by wire transfer on the Closing Date.


SECTION 3. Payments Under the CCWD Lease. In addition to payment of the Purchase Price, the District shall make the following payments under the CCWD Lease: (i) the fourth quarter 2000 CCWD Lease payment totaling $1,177,127.19; (ii) the 1999-2000 agricultural pool transfer payment totaling $1,008,882.69; and
(iii) the agricultural pool transfer payment for the first six months of 2000-2001 totaling $263,892.60. All the payments required pursuant to this Section 3 shall be made within ten days following the District's receipt of an invoice for such payment, but in no event shall payment be later than the Closing Date. Payments made by the District pursuant to this Paragraph 3 shall not be paid through escrow unless any payment has not been paid prior to the Closing Date.

SECTION 4. Settlement of CCWD Lease Litigation. Kaiser shall execute and deliver into Escrow as provided herein, a dismissal with prejudice of the CCWD Lease Litigation in the form attached hereto as Exhibit "A" (the "Dismissal").
                                                        ===
Kaiser and the District shall execute and deliver into Escrow as provided herein, a settlement agreement in the form attached hereto as Exhibit "B" (the
                                                                      ====
"Settlement Agreement").


SECTION 5. Mid-Valley Settlement. To the extent that the Company has any transferable rights pursuant to that certain Settlement Agreement between Fontana Water Resources, Inc. and the County of San Bernardino ("Mid-Valley Settlement"), at the closing the Company shall assign and transfer any such rights to the District.

SECTION 6. Conditions Precedent to the Obligations of Kaiser. All of the obligations of Kaiser under this Agreement are subject to fulfillment prior to or on the Closing Date of each of the following conditions, which may be waived by Kaiser in writing:

6.1 The District's Representations and Warranties Remain True. The representations and warranties by the District contained in this Agreement shall be true in all material respects on the Closing Date as though made as of such time and Kaiser shall receive a certificate from the District at Closing to that effect.

6.2 Payment of the Purchase Price. The District shall have delivered the Purchase Price to Kaiser through the Escrow Agent.

6.3 Payment of CCWD Lease Payments. The District shall have paid to Kaiser the payments specified in Section 3, or if not previously paid, deposit the funds necessary to make payment with the Escrow Agent.

6.4 Litigation. There shall be no third party claim or litigation pending or threatened regarding the transactions contemplated herein on the Closing Date which the Kaiser's Board of Directors reasonably believes is likely to have a material adverse impact on Kaiser, its shareholders, officers or directors. No preliminary or permanent injunction that restricts, prevents or prohibits the delivery of the Shares to the District or execution and delivery of the Settlement Agreement and Dismissal shall be outstanding.

6.5 Settlement Agreement. The District shall have executed and delivered into Escrow two originals of the Settlement Agreement.

6.6 Certified Board Resolutions. The District shall have delivered certified resolutions of the District's Board of Directors approving the Stock Purchase Transaction, the Settlement Agreement, and payment of the Purchase Price to Kaiser for the Shares.

6.7 Receipt of Shareholder Approval. Kaiser shall have received any necessary approval by its shareholders of the Stock Transaction.

SECTION 7. Conditions Precedent to the Obligations of the District. All of the obligations of the District under this Agreement are subject to fulfillment prior to or on the Closing Date of each of the following conditions, which may be waived by the District in writing:

7.1 Kaiser's Representatives and Warranties Remain True. The representations and warranties of Kaiser contained in this Agreement shall be true in all material respects on the Closing Date as through made as of such time and the District shall receive a certificate from Kaiser at Closing to that effect.

7.2 Delivery of Shares. Kaiser shall have delivered into Escrow the Shares and the Stock Assignment into Escrow.

7.3 Litigation. There shall be no third party claim or litigation pending or threatened regarding the transactions contemplated herein on the Closing Date which the District's Board of Directors reasonably believes is likely to have a material adverse impact on the District, its, officers or directors. No preliminary or permanent injunction that restricts, prevents or prohibits the delivery of the Shares to the District shall be outstanding.

7.4 Settlement Agreement. Kaiser shall have executed and delivered into Escrow two originals of the Settlement Agreement.

7.5 Dismissal. Kaiser shall have executed and delivered into Escrow two originals of the Dismissal.

7.6 Certified Board Resolutions. Kaiser shall have delivered certified resolutions of Kaiser's Board of Directors approving the Stock Transaction, the Settlement Agreement and the Dismissal.

7.7 Kaiser Shareholder Approval. Kaiser shall have obtained any requisite approval by its shareholders of the Stock Transaction and shall deposit into Escrow a certificate executed by Kaiser's certifying that any requisite shareholder approval has been obtained.

7.8 Financing. The District shall have obtained financing for the Purchase Price amortized over at least 31 years.

7.9 Cancellation of Lease. If requested by the District, Kaiser shall have executed and delivered into Escrow the Lease Cancellation document in the form attached hereto as Exhibit "C" (the "Lease Cancellation").
                   ===========

7.10 Assignment of Mid-Valley Settlement. Kaiser shall have executed and delivered into Escrow an assignment transferring any rights Kaiser may have in the Mid-Valley Settlement to the District.

SECTION 8.  Escrow and Closing

8.1 Opening of Escrow. Within two business days of the date of this Agreement, Kaiser and the District shall open an escrow account ("Escrow") with Chicago Title Insurance Company, San Bernardino office ("Escrow Agent") by depositing a fully executed original of this Agreement for use as escrow instructions and Escrow Agent shall execute the consent of Escrow Agent and deliver a fully executed consent to Kaiser and the District. In addition, District, Kaiser and Escrow Agent agree to the general provisions attached here to as Attachment "1",
                                                                 ==============
and incorporated hereby this reference. If there is any conflict between the provisions of this Agreement and any additional or supplementary escrow instructions, the terms of this Agreement shall control. The Closing shall be conducted through Escrow unless Kaiser and the District shall otherwise agree in writing or as expressly set forth in this Agreement.

8.2 District's Deliveries Into Escrow. On or before the Close of Escrow (or sooner if so specified in this Section 8.2), the District shall deposit into Escrow with the Escrow Agent:

     (a) the Purchase Price by wire transfer;

     (b) if the payments specified in Section 3 have not been paid by the District, the funds necessary to pay any unpaid payment;

     (c) a certified copy of the resolutions of the Board of Directors of the District authorizing the Stock Transaction, the payment of the Purchase Price and the transfer of funds for the Purchase Price and the Settlement Agreement;

     (d) two original executed copies of the Settlement Agreement The executed Settlement Agreement together with the District's resolutions authorizing the Settlement Agreement shall be delivered into Escrow on or before ten (10) days following the opening of Escrow;

     (e) a certificate executing by the District stating that the District's representations and warranties set forth in this Agreement are true and correct as of the Closing Date; and

     (f) Any other document reasonably requested by Escrow Agent to complete the Stock Transactions contemplated by this Agreement and the Settlement Agent.

8.3 Kaiser's Deliveries Into Escrow. On or before the Close of Escrow (or sooner if so specified in this Section 8.3), Kaiser shall deposit in Escrow:

     (a) Kaiser's executed Assignment of Stock Separate from Certificate or other mutually acceptable form of stock assignment transferring the Shares to District, or its designee (the "Stock Assignment"), with the signatures of Kaiser guaranteed by Kaiser's bank;

     (b) the stock certificates representing the Shares;

     (c) a certified copy of Kaiser's Board of Directors resolutions authorizing the Stock Transaction, execution and delivery of the stock assignment, the Settlement Agreement, and the Dismissal;

     (d) two executed originals of the Dismissal. The two executed copies of the Dismissal and the certified Board Resolutions authorizing the Dismissal shall be delivered into Escrow on or before ten days following the opening of Escrow;

     (e) two original executed copies of the Settlement Agreement. The executed Settlement Agreements and the certified Board Resolutions authorizing the Settlement Agreement shall be delivered into Escrow on or before ten days following the opening of escrow;

     (f) A certified copy of the resolution adopted by Kaiser's shareholders approving the Stock Transaction;

     (g) A certificate executed by Kaiser stating that Kaiser's representations and warranties as set forth in this Agreement are true and correct as of the Closing Date; and

     (h) An assignment executed by Kaiser transferring any rights it may have under the Mid-Valley Settlement to the District;

     (i) If requested by the District, Kaiser shall execute the Lease Cancellation; and

     (j) Any other document reasonably requested by the Escrow Agent from Kaiser to complete the Stock Transaction contemplated by this Agreement and the Settlement Agent.

8.4 Actions By Escrow Holder. When Escrow Agent has: (i) received all the documents and funds identified in Sections 8.2 and 8.3; (ii) received written notification from Kaiser and the District that all payments specified in Section 3 have been paid or have been deposited into Escrow; and (iii) notice that all conditions to precedent to Kaiser's closing (Section 6), and that all conditions to the District's closing (Section 7) have been satisfied or have been waived, then and only then, Escrow Holder shall promptly and concurrently:

     (a) Disburse all funds deposited with Escrow Agent by as follows:
         (1) Disburse the Purchase Price to Kaiser;
         (2) Disburse any amounts received from the District for the payments specified in Section 3 to Kaiser; and
         (3) Disburse such other closing and escrow costs as may be required.

     (b) Deliver to the District the following documents:
         (1) the Stock Assignment;
         (2) the stock certificates;
         (3) one of the originals of the Dismissal;
         (4) one of the originals of the Settlement Agreement executed by Kaiser;
         (5) the certified resolutions of Kaiser's Board of Directors;
         (6) the certified resolution of Kaiser's shareholders approving the Stock Transaction;
         (7) the assignment of Kaiser's rights in the Mid-Valley Settlement;
         (8) the Lease Cancellation, provided that the District previously requested that Kaiser execute and deliver the Lease Cancellation to Escrow; and
         (9) such other items as Kaiser and the District may mutually designate in writing.

     (c) Deliver to Kaiser the following documents:
         (1) one of the originals of the Dismissal;
         (2) one of the originals of the Settlement Agreement executed by the District;
         (3) certified resolutions of the District's Board of Directors; and
         (4) Such other items as Kaiser and the District may mutually designate in writing

8.5 Closing. The closing shall take place on January 3, 2001; provided, however, if Kaiser shareholder approval is not received on or before December 5, 2000, and such approval is necessary for the District to take the actions necessary to obtain financing by January 3, 2001, then the closing shall occur as soon as reasonably practical after the receipt of shareholder approval but in no event shall closing occur later than the thirtieth (30/th/) day following receipt of Kaiser's shareholder approval for the Stock Transaction unless the Parties should otherwise agree in writing. If the thirtieth (30) day following the receipt of Kaiser shareholder approval should not be a business day (i.e., Saturday, Sunday or a Federally recognized holiday), the closing shall take place on the next business day. The actual date of closing is the "Closing Date. "

8.6 If Transaction Does Not Close. If the Stock Transaction does not close for any reason, Escrow Agent shall:

     (a) Disburse all funds to the Party depositing any amount with the Escrow Agents, net of Escrow costs that may be charged by Escrow Agent;

     (b) Except as otherwise specified herein, return each document deposited with Escrow Agent to the Party originally depositing such document; and

     (c) With regard to the Settlement Agreement and the Dismissal, both originals of each document shall be returned to Kaiser.

8.7 Escrow Agent Costs. All costs charged by Escrow Agent in connection with the Escrow shall be borne equally by the Parties.


SECTION 9. Representations and Warranties of Kaiser. Kaiser represents and warrants to the District:

9.1 Organization And Authorization. Kaiser has been duly incorporated, is validly existing and in good standing under the laws of the State of Delaware and qualified to do business in California. The execution, delivery and performance of this Agreement, the Stock Transaction, the Settlement Agreement and the Dismissal have been duly authorized by all requisite action, except that approval of the Stock Transaction will be required from Kaiser's shareholders. No charter, bylaw, material agreement, material document or material instrument of any kind of which Kaiser is a party or by which it may be bound would be violated by this Agreement or the Stock Transaction, provided, however, the Shares are currently pledged to secure a line of credit with Union Bank of California (the "Bank"), which line of credit will be terminated by the Closing Date and the Shares will no longer be subject to any pledge to or lien by the Bank or by entering into the Settlement Agreement. Kaiser has full power and authority to execute and deliver this Agreement, the Settlement Agreement, the Dismissal and to perform its obligations therein. This Agreement, constitutes the valid and legally binding obligation of Kaiser, enforceable in accordance with its terms and conditions, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors' rights generally and subject to any required shareholder vote. The Stock Transaction does not contravene any applicable law, rule or regulation or any order or decrees binding on Kaiser.

9.2 Consents. Except for approval by Kaiser's shareholders of the Stock Transaction, Kaiser has obtained any necessary third party consents, regulatory agency approvals, permits or other approvals that may be required to be obtained by it to complete the Stock Transaction and to enter into the Settlement Agreement.

9.3 Ownership. As of the Close of Escrow, Kaiser will be the record and beneficial owner of the Shares. The District will receive title to the Shares from Kaiser free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, charges or other encumbrances of any nature whatsoever, except any that may be imposed by applicable securities laws.

9.4 Authority Of Officers. The officers executing this Agreement, the Settlement Agreement, the District and any other document executed by Kaiser are duly authorized by Kaiser's Board of Directors.

SECTION 10. Representations and Warranties of the District. The District hereby represents and warrants to Kaiser as follows:

10.1 Organization and Authorization. The District is a public water district that has been duly formed, is validly existing and in good standing under laws of California. The execution, delivery and performance of this Agreement, the Purchase Transaction, and the Settlement Agreement, and the actions necessary to obtain funding of the Purchase Price have been duly authorized by all requisite action as necessary. No document, material agreement, material document, or material instrument of any kind of which the District is party or by which it may be bound would be violated by this Agreement, the Stock Transaction or by entering into the Settlement Agreement. This Agreement constitutes the valid and legally binding obligation of the District, enforceable in accordance with its terms and conditions, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors' rights generally. The District need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any person, government or governmental agency in order to consummate the transactions contemplated by this Agreement and the Settlement Agreement. The Stock Transaction does not contravene any applicable law, rule, or regulation or any order or decree binding on the District.

10.2 Consents. The District has obtained any necessary third party consents, regulatory agency approvals, permits or other approvals that may be required to be obtained by it to complete the Stock Transaction, to enter into the Settlement Agreement and obtain the financing to pay the Purchase Price.

10.3 District is Knowledgeable. The Shares are being acquired for the District's own purposes as the owner of water rights and the supplier of municipal water. The District has no intent to transfer the Shares but to retain them. The District has the requisite knowledge and experience to assess the relative merits and risks of an acquisition of the Shares. The District understands the rights and obligations associated with the Shares.

10.4 Authority of Officers. The officers executing this Agreement and the Settlement Agreement on behalf of the District are the duly authorized by the District and they have full and complete authority to execute this Agreement, consummate the Stock Transaction, to enter into the Settlement Agreement and Seller to obtain the financing necessary to fund the Purchase Price.


SECTION 11. Nature and Survival of Representations. All representations, warranties and covenants made by any party in this Agreement shall survive the closing hereunder and the consummation of the Closing Stock Transaction and the Settlement Agreement.


SECTION 12. Right of Indemnification. Each Party (the "Indemnifying Party") shall indemnify and hold the other Party (the "Indemnified Party") harmless from and against all costs and expenses (including reasonable attorneys' fees), damages and losses ("Losses") arising out of or resulting from a breach of any representation, warranty or covenant made by the Indemnifying Party in this Agreement. If any claim is asserted or any action or proceeding is brought in respect of which indemnity may be sought, the Indemnified Party will promptly notify the Indemnifying Party in writing of such asserted claim or the institution of such action or proceeding; provided, however, that the Indemnified Party's failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it might otherwise have on account of this indemnity, except to the extent that the Indemnifying Party has been materially prejudiced by such failure to notify. The Indemnifying Party may, at its option, undertake full responsibility for the defense of any third-party claim which, if successful, would result in an obligation of indemnity under this Agreement. The Indemnifying Party may contest or settle any such claim on such terms as the Indemnifying Party may choose, provided that the Indemnifying Party will not have the right, without the Indemnified Party's prior written consent, to settle any such claim if such settlement (i) arises from or is part of any criminal action, suit or proceeding, (ii) contains a stipulation to, confession of judgment with respect to, or admission or acknowledgement of, any liability or wrongdoing on the part of the Indemnified Party, (iii) relates to any tax matters, (iv) provides for injunctive relief, or other relief or finding other than money damages, which is binding on the Indemnified Party, or (v) does not contain an unconditional release of the Indemnified Party. Such defense will be conducted by reputable attorneys retained by the Indemnifying Party at the Indemnifying Party's cost and expense, but the Indemnified Party will have the right to participate in such proceedings and to be separately represented by attorneys of its own choosing. The Indemnified Party will be responsible for the costs of such separate representation. The Indemnifying Party and the Indemnified Party shall cooperate in determining the validity of any third-party claim for any Loss for which a claim of indemnification may be made hereunder. Each Party shall also use all reasonable efforts to minimize all Losses.


SECTION 13.  Additional Obligations.

13.1 District's Good Faith Obligation to Secure Financing. The District covenants and agrees in good faith to immediately undertake all commercially reasonable steps to secure the financing necessary for the Purchase Price and to complete the Stock Transaction.

13.2 Kaiser's Good Faith Obligation to Secure Shareholder Consent. Kaiser covenants and agrees in good faith to immediately undertake all commercially reasonable steps necessary to secure the required consent of Kaiser's shareholders to the Stock Transaction.

13.3 Agreement and Negotiations Shall Not Be Used In the CCWD Lease Litigation if Stock Transaction Does Not Close. The Parties acknowledge and agree that this Agreement; the Settlement Agreement and the Dismissal are as a result of settlement negotiations concerning the CCWD Lease Litigation. In the event the Stock Transaction does not close for any reason, this Agreement; the Settlement Agreement and the Dismissal and the negotiations resulting in such documents and all actions taken in connection therewith may not be used by any Party in the CCWD Lease Litigation. In addition, the Settlement Agreement and the Dismissal shall not be effective and the CCWD Lease Litigation shall continue without prejudice to either Party. However, this Agreement; the Settlement Agreement and the Dismissal may be used in connection with any litigation to enforce and/or interpret the applicable document.

13.4 Disclosure of Agreement and Its Terms. Except as may other wise be required by law, no press release shall be released to the public by Kaiser or the District relating to the Stock Transaction, the Settlement Agreement and/or the CCWD Lease Litigation unless and until such communication has been submitted and approved in writing by the Party not originating the press releases. All oral communications must be consistent with and shall not expand upon matters contained in the approved written press release. The Parties acknowledge that the District as a public entity and Kaiser as a public company have disclosure obligations which they are required to fulfill.

13.5 Commissions and Fees Payable by Kaiser. Kaiser shall indemnify and hold harmless the District from any brokerage commissions, success fees or other similar items payable to any person retained by Kaiser in connection with the Stock Transaction.

13.6 Commissions and Fees Payable by the District. The District shall indemnify and hold harmless Kaiser from any brokerage commission, success fees or other similar items payable to any person retained by the District in connection with the Stock Transaction and in connection with obtaining the financing for the Purchase Price.


SECTION 14.  Miscellaneous Provisions.

14.1 Expenses. No Party hereto shall be responsible for the payment of any other Party's expenses incurred in connection with this Agreement, the Settlement Agreement, the Dismissal, the litigation or the reference proceedings.

14.2 Specific Performance. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by the applicable Party hereto in accordance with the specific terms of this Agreement or were otherwise breached. Each of the Parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the other and to enforce specifically the terms and provisions hereof in addition to any other remedy to which such Party is entitled at law or in equity, and each Party waives the posting of any bond or security in connection with any proceeding related thereto.

14.3 Third Party Beneficiaries. Except as expressly provided in this Agreement, the terms and provisions of this Agreement are intended solely for the benefit of each Party hereto and its respective successors and assigns, and it is not the intention of the Parties to confer third party beneficiary rights upon any other person or entity.

14.4 Further Assurances. At any time, and from time to time, after the date thereof, each Party will execute such additional instruments and take such action as may be reasonably requested by the other Party to complete the Stock Transaction, effect the settlement of the CCWD Litigation or otherwise to carry out the intent and purposes of this Agreement and the Settlement Agreement.

14.5 Waiver. Any failure on the part of any Party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the Party to whom such compliance is owed.

14.6 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of California, without regard to the conflict of law principles thereof.

14.7 Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective successors and assigns.

14.8 Entire Agreement. This Agreement; the Settlement Agreement and the Dismissal constitute the entire agreement of the Parties covering everything agreed upon or understood in the Stock Transaction and Settlement of the CCWD Litigation. The Parties are executing and carrying out this Agreement in reliance solely on the representations, warranties and covenants and agreements contained in this Agreement and in the written documents contemplated by this Agreement. Neither this Agreement nor the Settlement Agreement may be amended or modified except by a written document executed by Kaiser and The District.

14.9 Enforcement Costs. In the event of any legal proceeding to enforce any of the terms of this Agreement, the prevailing party shall be entitled to receive payment for its reasonably attorneys' fees and all other costs required to enforce its rights hereunder.

14.10 Good Faith. The Parties agree to seek in good faith to seek to consummate the Settlement Transaction, and the settlement of the CCWD Litigation.

14.11 Headings. The headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, extend or interpret the scope of this Agreement or of any particular paragraph.

14.12 Notices. Any notices, demands or Other communications required or permitted to be given by any provision of this Agreement or which any Party may desire to give the other shall be given in writing, delivered personally or sent by certified mail, postage pre-paid, facsimile, or by Federal Express or similar generally recognized delivery service regularly providing proof of delivery, addressed to a Party or Escrow Agent, at the addresses set forth below, or to such other address as said Party or Escrow Agent may hereafter or from time to time designate by written notice to the other Party and Escrow Agent.

To Seller:                                          With a copy to:

Kaiser Ventures Inc.                                Kaiser Ventures Inc.
3633 Inland Empire Blvd., Suite 850                 3633 Inland Empire Blvd., Suite 850
Ontario, CA 91764                                   Ontario, CA 91764
Attn.: Richard E. Stoddard                          Attn.: Terry L. Cook
Telephone: 909.483.8501                             Telephone: 909.483.8511
Facsimile: 909.944.6605                             Facsimile: 909.944.6605

To Buyer:                                           With a copy to:

Mr. Robert DeLoach                                  H. Jess Senecal, Esq.
General Manager                                     Lagerlof, Senecal, Bradley, Gosney and Kruse
Cucamonga County Water District                     301 N. Lake Avenue, 10th Floor
10440 Ashford Street                                Pasadena, CA  91101
P. O. Box 638                                       Telephone: 626.793.9400
Rancho Cucamonga, CA  91730                         Facsimile: 626.793.5900
Telephone: 909.987.2591
Facsimile: 909.941.8069

To Escrow Holder:

Chicago Title Company
560 East Hospitality Lane
San Bernardino, CA  92408
Attn.: Kathy Benson
Telephone: 909.884.0448
Facsimile: 909.384.7893

     A copy of any notice, demand or other communication given to or by Escrow Agent or to or by either Party shall be given to the other Party at the same time. Notice by United States Postal Service or delivery service as provided herein shall be considered given on the earlier of the date on which said notice is actually received by the Party to whom such notice is addressed, or as of the date of delivery, whether accepted or refused, established by the United States Postal service return receipt or such overnight carrier's proof of delivery, as the case may be. Any such notice given by facsimile shall be deemed given upon receipt of the same by the Party to which it is addressed.

14.13 Counterparts. This Agreement maybe executed in two counterparts, each of which when executed shall be deemed an original, but both of which when taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the day and year first above written.


"District"                             "Kaiser"
Cucamonga County Water District        Kaiser Ventures Inc.



By:  /s/ Jerome M. Wilson              By:  /s/ Richard E. Stoddard
     --------------------------        -----------------------------------------
     Jerome M. Wilson                       Richard E. Stoddard, Chief Executive
Its: President                               Officer and Chairman of the Board
     --------------------------

By:  /s/ Robert A. DeLoach
     --------------------------
     Robert A. DeLoach
Its: Secretary/General Manager
     --------------------------

                      Exhibits Available Upon the Written
                      ===================================

                                Request of the
                                ==============

                      Securities and Exchange Commission
                      ==================================